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                                                                  EXHIBIT 10.2


                                                                EXECUTION COPY


                                 AMENDMENT NO. 2
                                        TO
                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                               AND CONVERTIBLE NOTE

   This AMENDMENT No. 2 to that certain Convertible Note (the "Note") in the original principal amount of $5,000,000 dated October 31, 1996, issued by EarthLink Network, Inc. (the "Company"), to UUNET Technologies, Inc. ("UUNET") and amended on January 1, 1997, is entered into this 27th day of October, 1997. This Amendment is hereby incorporated into and made a part of the Note.

   Capitalized terms used but not defined herein shall have the meanings given such terms in the Note and the Amended and Restated Note Purchase Agreement, dated as of October 31, 1996, between the Company and UUNET (the "Note Purchase Agreement").

   For value received, the parties to this Amendment hereby agree to the terms and conditions set forth in this Amendment.

   1. PAYMENT. The Due Date set forth in the Note is hereby amended by extending such date from October 31, 1997 to October 31, 1998. However, in the event that the amount payable by the Company to UUNET under the Network Services Agreement dated May 31, 1996, as amended on October 31, 1996 (and as it may be amended from time to time), is less than $1.5 million per month during any consecutive three months, all amounts owing under the Note shall accelerate and become immediately due and payable.

   2. RATIFICATION AND CONFIRMATION. Except as specifically modified in this Amendment, the terms and conditions set forth in the Note shall remain in full force and effect without change, and the Note, as modified by this Amendment, and the Note Purchase Agreement are hereby ratified and affirmed by the parties.

   IN WITNESS WHEREOF, the parties have caused this Amendment to be signed in their corporate names by their respective authorized officers.

UUNET TECHNOLOGIES, INC.               EARTHLINK NETWORK, INC.


By: /s/ JOHN W. SIDGMORE               By: /s/ CHARLES G. BETTY
    --------------------------             --------------------------
    John W. Sidgmore                       Charles G. Betty
    Chief Executive Officer                President